UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 10, 2025

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2025, Albertsons Companies, Inc. (the “Company”), together with its subsidiaries, Safeway Inc., New Albertsons L.P., Albertson’s LLC and Albertsons Safeway LLC (collectively, the “Subsidiary Co-Issuers” and together with the Company, the “Co-Issuers”), issued $700 million in aggregate principal amount of new 5.500% senior notes due 2031 (the “2031 Notes”) and $800 million in aggregate principal amount of new 5.750% senior notes due 2034 (the “2034 Notes” and together with the 2031 Notes, the “Notes”). The Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) redeem in full all $750 million outstanding of its 3.250% senior notes due 2026 which are scheduled to mature on March 15, 2026 (the “Refinancing”); (ii) repay a portion of the borrowings under its asset-based revolving credit agreement; and (iii) pay fees and expenses related to the Refinancing and the issuance of the Notes.

The Notes

The Notes were issued pursuant to an indenture, dated November 10, 2025 (the “Indenture”), by and among the Co-Issuers, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee. The 2031 Notes will mature on March 31, 2031 and the 2034 Notes will mature on March 31, 2034.

Interest. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026.

Guarantees. The Notes will be guaranteed on a senior unsecured basis by all of the Company’s existing and future direct and indirect domestic subsidiaries (other than the Subsidiary Co-Issuers) that are obligors under the Company’s asset-based revolving credit facility.

Security. The Notes are unsecured.

Optional Redemption. Prior to November 15, 2027 with respect to the 2031 Notes and prior to November 15, 2028, with respect to the 2034 Notes, the Notes of the applicable series may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, plus an applicable make-whole premium equal to the greater of (i) 1.0% and (ii) the excess of the sum of the present value of 105.500% of the principal amount with respect to the 2031 Notes and 105.750% with respect to the 2034 Notes being redeemed, plus all required interest payments due thereon through November 15, 2027 with respect to the 2031 Notes and November 15, 2028 with respect to the 2034 Notes (exclusive of interest accrued to the date of redemption), discounted to the date of redemption at a rate equal to the then-current interest rate on U.S. Treasury securities of comparable maturities plus 50 basis points and, for the avoidance of doubt, assuming that the interest rate in effect on the date of redemption is the interest rate that will be in effect through November 15, 2027 with respect to the 2031 Notes and November 15, 2028 with respect to the 2034 Notes, over the principal amount being redeemed. In addition, subject to certain conditions, the Co-Issuers may redeem up to 40% of the Notes on or before November 15, 2027 with respect to the 2031 Notes and prior to November 15, 2028 with respect to the 2034 Notes, with the net cash proceeds from certain equity offerings at a redemption price equal to 105.500% with respect to the 2031 Notes and at a redemption price equal to 105.750% with respect to the 2034 Notes of the principal amount of the Notes redeemed, plus accrued and unpaid interest to (but excluding) the redemption date.

On or after November 15, 2027, the 2031 Notes may be redeemed in whole or in part at the following redemption prices: (i) 102.750% if the 2031 Notes are redeemed prior to November 15, 2028, (ii) 101.375% if the 2031 Notes are redeemed on or after November 15, 2028 and prior to November 15, 2029, and (iii) at par thereafter. On or after November 15, 2028, the 2034 Notes may be redeemed in whole or in part at the following redemption prices: (i) 102.875% if the 2034 Notes are redeemed prior to November 15, 2029, (ii) 101.438% if the 2034 Notes are redeemed on or after November 15, 2029 and prior to November 15, 2030, and (iii) at par thereafter.

Mandatory Redemption. The Notes do not require the making of any mandatory redemption or sinking fund payments.

Repurchase of the Notes at the Option of Holders. Upon a “change of control” transaction with respect to the Notes of a Series (which includes, subject to certain exceptions (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its restricted subsidiaries, taken as a whole, to a person other than certain existing direct and indirect stockholders of the Company, and their affiliates, related funds and managed accounts (together, the “Equity Investors”) or (ii) the Company becoming aware of the acquisition by any person or group, other than any of the Equity Investors, of more than 50% of the voting power of the Company or any of its direct or indirect parent companies and as a result thereof, a “ratings event” occurs (i.e., the Notes rating is lowered by certain of the rating agencies then rating such series of Notes due to such change of control by one more gradations within 60 days after the change of control or announcement of an intention to effect a change of control)), the Co-Issuers are required to offer to purchase all of the Notes of the applicable series from the holders thereof at a price equal to 101% of the principal amount outstanding plus all accrued interest thereon.

Covenants. The Indenture contains various affirmative and negative covenants (subject to customary exceptions), including, but not limited to, restrictions on the ability of the Company and its restricted subsidiaries to: (i) create liens on assets or agree to restrictions on the creation of liens on assets; and (ii) engage in mergers or consolidations.

Events of Default. The Indenture contains events of default (subject to customary exceptions, thresholds and grace periods), including, without limitation, with respect to the Notes of such series: (i) nonpayment of principal, interest or premium on such series of Notes; (ii) failure to perform or observe covenants; (iii) cross-acceleration with certain other indebtedness; (iv) certain judgments; and (v) certain bankruptcy related events.

The foregoing is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

4.1
Indenture, dated as of November 10, 2025, by and among Albertsons Companies, Inc., Safeway Inc., New Albertsons L.P., Albertson’s LLC, Albertsons Safeway LLC, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee, with respect to the 5.500% Senior Notes due 2031 and the 5.750% Senior Notes due 2034.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

November 10, 2025	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs